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                                                                    Exhibit 3.07

                          RAYTHEON SEMICONDUCTOR, INC.

                                     Bylaws

                                    ARTICLE I

                                     Offices

         Section 1. The registered office shall be in the City of Dover, County of Kent, State of Delaware.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

         Section 1. Place of Meetings. All meetings of the stockholders for the election of directors shall be held in the Town of Lexington, Commonwealth of Massachusetts, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meetings. Annual meetings of stockholders, commencing with the year 1998 shall be held on the second Tuesday in March if not a legal holiday under the laws of the place where the meeting is to be held, and if a legal holiday, then on the next succeeding day not a legal holiday, at two o'clock in the afternoon, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Meeting in Lieu of Annual Meeting. If the election of directors shall not be held on the day-designated herein for the annual meeting, the Board of Directors shall cause the election to be held as soon thereafter as conveniently may be. At such meeting, the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

         Section 4. Special Meeting. A special meeting of the stockholders may be called at any time by the Chairman of the Board, if there be one, by the President or by the Board of Directors, and shall be called by the Board of Directors upon the request of stockholders holding a majority in amount of the outstanding capital stock of the Corporation entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice therefor.
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         Section 5. Notice of Meetings. Written notice of the annual meeting, and of any special meeting (stating the time, place and object thereof) shall be given to each stockholder entitled to vote thereat at least ten days before the date chosen for such meeting.

         Section 6. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list, arranged in alphabetical order, of the stockholders entitled to vote at such meeting, showing the address of each stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stockholder, during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

         Section 7. Quorum. The holders of the majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 8. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the shares represented and entitled to vote thereat shall be sufficient to decide any question brought before such meeting, except as a different vote may be required by statute, the Certificate of Incorporation or these Bylaws.

         Section 9. Voting in Person or by Proxy. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 10. Shares Entitled to Vote. Except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of the stockholders of the Corporation entitled to vote, any stockholder on the date of any meeting of stockholders shall be entitled to vote at such meeting.

         Section 11. Consent in Lieu of Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action, if such meeting were held, shall consent in writing to such corporate action being-taken.


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         Section 12. Officers at Meetings. At meetings of stockholders the
Chairman of the Board of Directors, if there be one, shall preside, in his absence the President shall preside, and in the absence of both of them, any director may preside. The Secretary of the Corporation shall act as secretary, but in his absence the presiding officer may appoint a secretary.

         Section 13. Attendance to Constitute Waiver. Attendance of a person either in person or by proxy, at a meeting of stockholders, shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened.

                                   ARTICLE III

                                    Directors

         Section 1. General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things as are not by statute or by the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

         Section 2. Election of Directors. Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 5 of this Article. At each meeting of the stockholders for the election of directors at which a quorum is present, directors shall be elected by a plurality vote. Such election shall be by ballot whenever requested by any person entitled to vote at such meeting; but unless so requested such election may be conducted in any way approved at such meeting.

         Section 3. Number, Term of Office and Qualification. The number of directors which shall constitute the whole Board shall be not less than one nor more than twelve and may be changed from time to time by resolution of the Board of Directors or by the stockholders at the annual meeting or at any special meeting. Each director shall hold office from the date of election until his successor is elected and qualified. Directors need not be stockholders.

         Section 4. Resignations and Removals. Any director of the corporation may resign at any time by giving written notice to the President or the Secretary of the Corporation. Such-resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Directors may be removed at any time with or without cause by a vote of the holders of the majority of the outstanding shares of the Corporation who would be entitled to vote at a meeting of the stockholders held on the date of such removal.

         Section 5. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the stockholders at any regularly called meeting thereof at which a quorum is present, or by a majority of the directors then in office, though less than a quorum, and unless sooner displaced, the directors so chosen shall hold office until the next annual election, and until their successors are duly elected and shall qualify.


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                                   ARTICLE IV

                              Meetings of Directors

         Section 1. Place of Meeting. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 2. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         Section 3. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there be one, or by the President, on two days' notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the President in like manner and on like notice on the written request of one-third of the directors then in office. If each of the directors then in office is present or has consented in writing thereto, a special meeting of the Board of Directors may be held without prior notice, at any time and place.

         Section 4. Quorum. At all meetings of the Board of Directors a majority in number, but in no event less than two, of the directors, shall constitute a quorum for the transaction of business. If-a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 5. Voting. When a quorum is present at any meeting, all action may be taken by a majority vote of those directors present, except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws.

         Section 6. Consent in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action written consents thereto are signed by each of the members of the Board or of such committee as the case may be, and such written consents are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 7. Committees of the Board of Directors. The Board of Directors may at any time elect or appoint one or more committees including an Executive Committee and delegate to such committees such of its powers as it deems advisable. Each committee and every member thereof shall serve at the pleasure of the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested to do so. The Chairman of the Board, if there be one, and the President shall be ex officio members of every committee established by the Board of Directors.

                                    ARTICLE V

                                     Notices


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         Section 1. Notices. All notices required to be given by these Bylaws shall be in writing and delivered personally or mailed to each person stated herein to be entitled to such notice at his address appearing on the books of the Corporation. Notice to directors may also be given by telegram. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Whenever any notice is required to be given under the provision of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice whether before or after the time stated therein shall be deemed equivalent thereto.

                                   ARTICLE VI

                               Officers and Agents

         Section 1. Elected Officers. The Corporation shall have as elected officers a President, a Treasurer and a Secretary. The Corporation may also have as elected officers a Chairman of the Board, a Controller and such number of Vice Presidents (including Senior or Executive Vice Presidents), Assistant Treasurers and Assistant Secretaries and other officers as shall from time to time be determined by the Board. If a Chairman of the Board be named, he shall be a member of the Board of Directors, and at the time of his election the Board of Directors shall specify whether he or the President shall be the Chief Executive Officer of the Corporation. Officers shall be elected at the organization meeting of the Board of Directors and may be elected at any regularly convened meeting of the Board of Directors without any special notice thereof.

         Section 2. Appointed Officers. The President or Chief Executive Officer may appoint from time to time by notice in writing to the Secretary of the Corporation, a General Counsel, one or more Assistant General Counsel, one or more Assistant Treasurers, one or more Assistant Secretaries, one or more Assistant Controllers and such other officers as he deems advisable.

         Section 3. Election, Term of office and Qualification. Each officer shall be elected or appointed as set forth above, and shall hold his office until his successor shall have been duly chosen and qualified or until he shall resign or shall have been removed in the manner hereinafter provided. No officer other than the Chairman of the Board, if there be one, need be a director. Any one person may hold two offices in the Corporation, except that no person shall at the same time hold both the offices of Chairman of the Board and Secretary, or the offices of President and Secretary.

         Section 4. Removal of Officers. Any officer may be removed from his office by a vote of a majority of the Board. of Directors then in office. Appointed officers may also be removed upon written notice from the President or Chief Executive Officer. Removals may be made with or without cause.

         Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation by the Board of Directors or by the officer appointing the persons so resigning shall not be necessary to make it effective.

         Section 6. Vacancies. A vacancy in the offices of President, Treasurer or Secretary shall be filled and a vacancy in any other office may be filled for the unexpired


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portion of the term in the manner prescribed by these Bylaws for election or appointment to such office.

         Section 7. Agents. The Board of Directors, the Chairman of the Board, if there be one, the President, the Treasurer and any other officer granted such power by the Board of Directors, shall have power from time to time to appoint in writing such general or special agents of the Corporation as they shall in their discretion deem advisable. Subject to such limitations on the powers of agents as the Board of Directors, the Chairman of the Board or the President of the Corporation may from time to time establish, such agents shall have only such powers as are stated in their appointment, a copy of which shall be transmitted promptly to the Secretary of the Corporation. Such agents may be removed at any time by the officer who appointed them or by the Board of Directors, Chairman of the Board or President, and such removals shall be notified promptly in writing to the Secretary of the Corporation. The remuneration of agents shall be set by the Chief Executive Officer of the Corporation.

                                   ARTICLE VII

                               Powers of Officers

         Section 1. General Powers. Each officer shall have in addition to the powers and duties provided by these Bylaws such duties and powers as are commonly incident to his office and as the Board of Directors shall from time to time determine.

         Section 2. The President. Unless the Chairman of the Board be so designated by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation.

         Section 3. Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 4. The Treasurer. Subject to the supervision and direction of the Board of Directors, the Treasurer shall have general charge of the financial affairs of the Corporation and be responsible for determining financial policies of the Corporation. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name of and to the credit of the Corporation in such depositories as the Board of Directors may direct. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall sign with the Chairman of the Board or the President certificates of stock of the Corporation and shall affix the seal of the Corporation to all stock certificates prior to their issuance or to any instruments, the execution of which, on behalf of the Corporation, under its seal shall be duly authorized.


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         Section 5. The Secretary. The secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, or Chief Executive officer, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of the Treasurer. He shall be sworn to the faithful discharge of his duty.

         Section 6. Controller. The Controller shall be responsible for the preparation and filing of all financial reports of the Corporation and shall be the chief accounting officer of the Corporation, and, as such, shall supervise and be responsible for the general accounting of the business and the maintenance of the regular books of account. He shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 7. Assistant Secretaries. Any Assistant Secretary, subject to limitations contained in the vote or notice of appointment naming him to such office, shall have authority to attest and to seal with the corporate seal all documents executed on behalf of the Corporation, and in addition, shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 8. Assistant Treasurer. Assistant Controller. Any Assistant Treasurer or Assistant Controller shall perform such duties and have such powers as the Board of Directors or appointing officer may from time to time prescribe.

                                  ARTICLE VIII

                                 Indemnification

         Each person who is or was a director or officer of the Corporation (and the heirs, executors or administrators of such person) who is or was made a party to, or is or was involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request or for the benefit of the Corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust, employee benefit plan, or other enterprise, shall be held harmless and indemnified by the Corporation against any expense, liability or loss (including, without limitation, judgments, fines, settlement payments and the expense of legal counsel) incurred by such person in any such capacity to the fullest extent permitted by applicable law. The right to indemnification conferred in this Article shall also include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition to the fullest extent permitted by applicable law. The Corporation may provide indemnification to other employees and agents of the Corporation as may be authorized from time to time by the Board of Directors to the fullest extent permitted by applicable law.


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         The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request or for the benefit of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any expense, liability or loss incurred by such person in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under applicable law.

         The rights and authority conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

         Neither the amendment nor repeal of this Article nor the adoption of any provision of the Certificate of Incorporation or Bylaws or of any statute inconsistent with this Article shall eliminate or reduce the effect of this
Article in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE IX

                              Certificates of Stock

         Section 1. Certificates. Every stockholder in the Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman of the Board of Directors or the President and the Treasurer of the Corporation certifying the number of shares owned by him in the Corporation.

         Section 2. Transfer of Shares. Shares shall be transferred on the books of the Corporation only by the owner thereof, his attorney legally constituted, or by his legal representative, by delivery of the certificates therefor properly endorsed, or accompanied by an assignment of the same in writing. No transfer shall affect the right of the Corporation to pay any dividend upon the stock or to treat the holder of record as the holder in fact until such transfer is recorded on the books of the Corporation. In case of the mutilation, destruction or loss of a certificate, the Board of Directors may cause a new certificate to be issued upon the receipt of such indemnity as it deems sufficient.

         It shall be the duty of each stockholder to notify the Corporation of his post office address.

         Section 3. Lost Certificates. In case any certificate shall be lost, mutilated or destroyed, a new certificate may be issued in place thereof on reasonable evidence of the loss, mutilation or destruction and upon such indemnity as the directors may require for the Corporation.

         Section 4. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person, registered on its books as the owner of shares, to receive dividends and to vote as such owner and hold liable such person registered on its books as the owner of such shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other


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person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                    ARTICLE X

                               General Provisions

         Section 1. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, considers proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem in the best interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 2. Dividends. Dividends upon the capital stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, unless otherwise provided by statute or the Certificate of Incorporation.

         Section 3. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in every year.

         Section 4. Bonding of Employees. The Board of Directors may from time to time require that any one or more of the officers or agents of the Corporation give bond for the faithful performance of his duties; and the premiums for all such bonds shall be paid by the Corporation.

         Section 5. Stock of Other corporations. Whenever the Corporation shall own stock of another corporation, the Chairman of the Board, if there be one, the President, or the Treasurer, acting either in person or by proxy, shall exercise all rights of ownership thereof, subject to the control of the Board of Directors; but the Board of Directors may from time to time delegate like authority to any one or more other persons.

         Section 6. Corporate Seal. The corporate seal shall be in the form of a circle and shall bear thereon the name of the Corporation and the year and place of its organization. The seal shall be in the charge of the Secretary of the Corporation. The Board of Directors may give general authority to one or more other officers to affix the seal of the Corporation and to attest the affixing by his signature. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The form of the seal may be changed by the Board of Directors at any time.

                                   ARTICLE XI

                                   Amendments

         Section 1. Amendments. The Bylaws of the Corporation may be altered, amended or repealed or new Bylaws may be adopted by the stockholders at any duly convened meeting thereof, or by a majority of the Board of Directors then in office.


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